Exhibit 10.30

NEWSPRINT PURCHASE CONTRACT

This Newsprint Purchase Contract (this “Agreement”) is made as of September 5, 2007 (the “Execution Date”) and is effective as of September 1, 2007 (the “Effective Date”), by and between SP Newsprint Co., a Georgia general partnership (f/k/a Southeast Paper Manufacturing Company) (“SP”), and Media General Operations, Inc., a Delaware corporation (“Media General”) (“Purchaser”). SP and Purchaser are referred to herein as the “Parties” and each, individually, as a “Party”.

WHEREAS, SP entered into separate agreements, each dated April 20, 1977, with Media General, Knight-Ridder, Inc. (“Knight-Ridder”), a Florida corporation (by way of reference, Knight-Rider was acquired by McClatchy in 2006) and Cox Enterprises, Inc., a Delaware corporation (“Cox”) (collectively, the “1977 Agreements”), for the purchase of newsprint from SP’s mill located near Dublin, Georgia (“Dublin Mill”); and

WHEREAS, SP, Media General, Knight-Ridder and Cox terminated the 1977 Agreements and entered into that certain Amended Newsprint Purchase Contract, dated as of November 1, 1987, by and among SP, Media General, Knight-Ridder and Cox (the “1987 Agreement”), for the purchase of newsprint from the Dublin Mill;

WHEREAS, the 1987 Agreement expires as of October 31, 2007;

WHEREAS, SP desires to enter into a new agreement, effective as of the Effective Date, with Purchaser for the purchase of newsprint from SP’s then-current facilities, including any SP facilities acquired or otherwise utilized by SP after the Effective Date (“SP Facilities”); and

WHEREAS, simultaneously with the execution of this Agreement, SP is entering into a similar agreement with each of Media General (“Media General Agreement”), McClatchy (“McClatchy Agreement”) and Cox Newsprint Supply (“Cox Agreement”) (with this Agreement, the Media General Agreement, McClatchy Agreement and the Cox Agreement, collectively and together with this Agreement, referred to herein as “Purchase Contracts” and the parties thereto and hereto, other than SP, collectively referred to herein as “Purchasers”).

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	TERM

1.1	SP agrees to sell and Purchaser agrees to purchase white standard commercial newsprint paper (in accordance with the specifications set forth in Section 6 below) (“Newsprint”) upon the terms and conditions contained herein. Subject to Section 1.2, this Agreement shall be for an initial term of five (5) years from the Effective Date unless sooner terminated as provided herein and will automatically renew for successive five (5) year terms unless terminated by either Party upon prior written notice to the other Party at least one year prior to the expiration of the then-current term.

1.2	Notwithstanding Section 1.1, if there is a Change in Control of SP (i) the initial term of this Agreement shall be six (6) years from date of the Change in Control unless sooner terminated as provided herein; and (ii) such six (6) year term will automatically renew for successive one (1) year terms unless terminated by either Party upon prior written notice to the other Party at least two (2) years prior to the expiration of the then-current term. For clarification, following a Change in Control of SP, this Agreement will terminate six (6) years from the date of the Change in Control if written notice of such termination is received prior to the fourth anniversary of the date of the Change in Control. The following example is provided for further clarification:

Following a Change in Control of SP that is effective as of January 1, 2008, the initial term of this Agreement would end six (6) years after January 1, 2008 (or December 31, 2013), except that this Agreement will automatically renew for an additional one (1) year term unless written notice of termination is received prior to January 1, 2012. Further, this Agreement will be extended for additional renewal terms of one (1) year each unless written notice of termination is receive prior to January 1 of each subsequent year. As a result, in order for a Party to terminate this Agreement effective December 31, 2014, written notice of such termination must be received prior to January 1, 2013.

“Change in Control” shall mean the: (a) consolidation or merger of an entity with or into any entity in which the interest holders or shareholders of the first entity immediately prior to such transaction are not holders of a majority of the voting power of the surviving entity immediately thereafter; (b) sale, transfer, or other disposition of all or substantially all of the assets of an entity to a person or entity; or (c) acquisition by any person or entity, or group of persons or entities acting in concert, of Control of the outstanding voting securities or other ownership interests of an entity. “Control” or “Controlled” shall mean, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise.

2.	PURCHASE OBLIGATIONS

2.1	Amount.

Purchaser agrees to purchase Newsprint from SP in the annual amount of 35,000 tons of Newsprint per calendar year (“Annual Tonnage Commitment”). Such annual amount (i) will be pro rated for any partial year under this Agreement and (ii) will be purchased by Purchaser at an approximate rate of 1/12 of the annual tonnage per month.

Purchaser may elect, upon written notice to SP within ten (10) days following the execution of this Agreement and/or within thirty (30) days following a Change of Control of SP, to adjust (but not below the Annual Tonnage Commitment as defined in the paragraph above) Purchaser’s Annual Tonnage Commitment for the remainder of 2007 (on a pro rated basis) and Purchaser’s Annual Tonnage Commitment for 2008 (which adjusted Annual Tonnage Commitment will be effective only for the remainder of 2007 or 2008, as the case may be) to an amount not to exceed the amount of Newsprint purchased by Purchaser from SP during the previous twelve (12) month period under this Agreement and the 1987 Agreement at the prices set forth in this Agreement. With respect to the Annual Tonnage Commitment for each year thereafter, on or prior to the end of the third quarter of each calendar year: (i) Purchaser may elect on an annual basis, upon written notice to SP, to increase Purchaser’s Annual Tonnage Commitment for the following calendar year (which increased Annual Tonnage Commitment will be effective only for such calendar year) to an amount not to exceed the amount of Newsprint purchased by Purchaser from SP during the previous twelve (12) month period at the prices set forth in this Agreement; and (ii) tonnage allotment for each SP Facility will be determined by the Parties for the following calendar year. Except as set forth in this Section 2.1, purchases of Newsprint in excess of Purchaser’s Annual Tonnage Commitment and/or changes in allotments for each SP Facility will be subject to the mutual agreement of Purchaser and SP.

For purposes of this Section 2.1, a ton means a short (2,000 lb.) ton with the tonnage obligations being actual tons as weighed on a scale (and not recalculated on an equivalent ton basis if average basis weight changes).

2.2	Shortages.

If the amount of Newsprint available for distribution by SP in any given month is, or is reasonably estimated by SP to be, less than the amount to be supplied by SP to (a) Purchasers, (b) customers with a firm written commitment from SP with an initial term of at least five years, and (c) customers of SP where SP has been the sole supplier of Newsprint for a period of at least six months preceding the applicable month of such shortage (collectively with Purchasers, the “Take-or-Pay Customers”), the Parties will cooperate in good faith to adjust the amount of tonnage to be distributed to Purchaser for such month, including adjusting any scheduled monthly deliveries and/or providing for increased shipments in a subsequent month. SP also agrees to work with other Take-or-Pay Customers to make adjustments in their tonnage distributions (including any scheduled monthly deliveries and/or providing for increased shipments in a subsequent month) and to use commercially reasonable efforts to include language substantially similar to the preceding sentence of this Agreement in all future Agreements with Take-or-Pay Customers. If the Parties do not mutually agree to adjust such scheduled monthly deliveries and/or provide for increased shipments in a subsequent month, (i) such shortage shall first be allocated among all of the customers of SP, other than Take-or-Pay Customers, and to the extent a shortage still exists, any remaining shortage shall be allocated among the Take-or-Pay Customers in proportion to the amount of Newsprint actually purchased from SP by the Take-or-Pay Customers in the in the prior three months, and (ii) the Annual Tonnage Commitment for the remainder of the term of this Agreement (or such lesser period as Purchaser may elect) will be reduced by the amount of the applicable shortage.

2.3	Affiliates.

“Affiliate” shall mean, as applied to a specified entity, (i) any other entity that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, the specified entity, (ii) any other entity that directly or indirectly, through one or more intermediaries, owns 20% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of the specified entity, or (iii) any other entity 20% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of which is owned or Controlled by the specified entity. Upon the written request of Purchaser to SP at any time, Purchaser may elect either or both of the following options: (i) purchases of Newsprint by or for the benefit of Purchaser’s Affiliates from SP shall count toward the fulfillment of Purchaser’s Annual Tonnage Commitment under Section 2.1 of this Agreement; or (ii) such Affiliates shall be entitled to purchase the Newsprint at Purchaser’s price.

Notwithstanding the foregoing paragraph, if an entity becomes an Affiliate of Purchaser and such entity had in force a Newsprint purchase contract with SP at the time it became an Affiliate, the quantity of Newsprint purchased by such entity may, upon Purchaser’s request, count toward Purchaser’s fulfillment of its Annual Tonnage Commitment under Section 2.1 hereof upon the earlier of (x) the expiration or termination of such Affiliate’s then-current agreement to purchase Newsprint from SP, and (y) twelve (12) months after Purchaser’s written notice to SP that Purchaser has acquired such Affiliate and is electing to count the quantity of Newsprint purchased by such entity toward Purchaser’s fulfillment of its Annual Tonnage Commitment, (except, in all cases, at the written request of Purchaser and upon becoming an Affiliate of Purchaser, such Affiliates shall be entitled to Purchaser’s purchase price for Newsprint).

Except to the extent that Purchaser partially assigns this Agreement pursuant to Section 13, if Purchaser divests an Affiliate, and/or sells a publication or publications, then the purchases of Newsprint by such divested entity or buyer of divested assets shall count towards fulfillment of Purchaser’s Annual Tonnage Commitment set forth in Section 2.1 of this Agreement if the Purchaser acts as purchasing agent for such divested entity or buyer of divested assets or otherwise negotiates or facilitates purchases of Newsprint on behalf of such divested entity or buyer of divested assets as agent, consultant or otherwise. For example, if such divested entity or buyer of divested assets does not enter into an agreement with SP containing terms and conditions substantially similar to the terms and conditions set forth in this Agreement such that Purchaser is not entitled to partially assign this Agreement pursuant to Section 13 hereof, but such divested entity or buyer of divested assets continues to buy Newsprint from SP at Purchaser’s request, then such purchases of Newsprint shall count towards fulfillment of Purchaser’s Annual Tonnage Commitment set forth in Section 2.1 of this Agreement.

Notwithstanding any other provision in this Agreement, each Party will be responsible for its Affiliates’ (other than divested Affiliates) compliance with the terms and conditions of this Agreement.

3.	PRICE

3.1	Price Per Ton.

The price per ton (2,000 pounds) of Newsprint to be paid by Purchaser under this Agreement shall be the lowest quartile weighted average price of all Purchase Contracts to purchase Newsprint executed by Media General, McClatchy and Cox Newsprint Supply, calculated in accordance with the methodology set forth in Section 3.2 below (including freight costs or charges). Such price per ton will be determined at the time of shipment for deliveries to the destination to which Purchaser directs, less any discounts as may be determined by SP. If one or more Purchase Contracts are terminated or if additional Purchase Contracts are added pursuant to Section 13 of this Agreement, the price per ton of Newsprint will equal the lowest quartile weighted average price of the Purchase Contracts then in effect. The price per ton by basis weight of Newsprint shall be the same for each Purchaser.

3.2	Pricing Methodology.

Purchaser will provide a blind listing of all of its current purchase orders from newsprint suppliers with whom Purchaser has no equity interest to the Chief Executive Officer or the Chief Financial Officer of SP, which listing will include the following information for each purchase order:

(a)	the transaction price, as determined in accordance with generally accepted accounting principles;

(b)	the tonnage for the month; and

(c)	the basis weight.

SP will provide an estimate of the purchase price for the applicable quarter based upon such information and based upon market forecasts. Pricing for the then-current quarter will be adjusted prior to the fifteenth (15th) day of the third (3rd) month of each calendar quarter to reflect the actual price for such quarter. The actual quarterly price will be the monthly weighted average price for such quarter, as determined by calculating the average of the three monthly prices in such quarter (i.e., the sum of the three monthly weighted average prices divided by three). An example of the pricing methodology is set forth on Attachment A to this Agreement.

3.3	Change in Control.

If there is a Change in Control of SP, then Purchaser, McClatchy and Cox Newsprint Supply, will select an independent third-party accounting firm reasonably acceptable to SP (or its successor, if applicable) to receive the information described in Section 3.2 from Purchasers with respect to pricing under this Agreement and the other Purchase Contracts. Such third-party accounting firm will be selected by a majority of Purchaser, McClatchy and Cox Newsprint Supply (with Purchaser, McClatchy and Cox Newsprint Supply, having one vote). Any fees attributable to such third-party accounting firm will be borne equally by Purchasers. The third-party accounting firm will forward the price calculations to the Chief Executive Officer and Chief Financial Officer of SP (or its successor, if applicable) in accordance with section 3.2 herein. Any pricing submitted to such third-party accounting firm by Purchasers as well as calculations derived by such third-party accounting firm will be subject to audit by SP (or its successor, if applicable). If such audit is requested, SP (or its successor, if applicable), will utilize a separate third-party accounting firm acceptable to Purchaser, McClatchy and Cox Newsprint Supply. Cost of such audit will be borne by SP (or its successor, if applicable).

4.	SHIPMENT

4.1	The Newsprint shall be shipped in rolls with freight allowed to such destinations as Purchaser shall specify. Freight costs shall not include warehousing, storage, local cartage, delivery or similar charges not customarily allowed in SP Newsprint agreements, with such costs to be borne by Purchaser.

4.2	Route and carrier shall be determined by SP, and delivery will be made by truck or rail f.o.b. SP’s Facility with freight prepaid to destination.

4.3	As an incentive for Purchaser to select shipping destinations beneficial to SP, a freight allowance (“Freight Allowance”) will be offered by SP for each Purchaser shipping destination that has all-in freight rates for tons purchased by Purchaser under this Agreement that are lower than SP’s average all-in freight rate, excluding the Purchase Contracts. Such Freight Allowance will be determined as follows:

(a)	SP will calculate its average all-in freight rate for all of its customers for each SP Facility, excluding the Purchase Contracts for the then-current calendar quarter, to establish a freight rate baseline.

(b)	SP will calculate Purchaser’s average all-in freight rate under this Agreement for each SP Facility and each Purchaser shipping destination for the then-current calendar quarter.

(c)

Purchaser will be entitled to a Freight Allowance for the subsequent calendar quarter for each Purchaser shipping destination with an all-in freight rate calculated in Section 4.3(b) that is lower than SP’s freight rate baseline calculated in Section 4.3(a). For clarification, the Freight Allowance will be calculated separately for each SP Facility and each Purchaser shipping destination, with such Freight Allowance being calculated as the difference per ton between the freight rate baseline and the Purchaser’s all-in freight rate. No Freight Allowance will be paid for any Purchaser shipping destination with all-in freight rates that exceed the applicable freight rate baseline for then-current quarter. Freight Allowances will be calculated and revised on a quarterly basis, with any applicable changes being applied to all shipments beginning on the first calendar day of each quarter and ending on the last calendar day of each quarter.

(d)	The Freight Allowance, if applicable, will be applied to all tons shipped to the shipping destination of Purchaser from each SP Facility during such calendar quarter.

(e)	Payment of the Freight Allowance will be made in a manner that is mutually agreed to by the Parties. For example, Freight Allowances may be aggregated for all Purchaser shipping destinations to which Newsprint is provided under this Agreement and issued by SP monthly or quarterly as a single credit, or issued as a credit to individual invoices.

An example of the Freight Allowance methodology is set forth on Attachment B to this Agreement.

5.	TITLE

Title to the Newsprint shall pass to Purchaser in the event of shipment by independent carrier upon delivery to such independent carrier, or its agent, consigned to Purchaser, or in the event of shipment by other than independent carrier, upon delivery to Purchaser or its agent.

6.	SPECIFICATIONS

The basis weight of the Newsprint shall be customary ranges defined from time-to-time as newsprint (e.g., 43 grams per meter squared (gsm) to 52.1 gsm). Purchaser shall provide SP, prior to the 15th day of each month, with complete specification expressed in tons with respect to core size, roll widths and diameter for the shipments to be made during the following month. If SP fails to receive such specification from Purchaser, SP may deliver Newsprint in accordance with the specifications last received. Rolls shall be wound on non-returnable paper cores unless Purchaser requests returnable metal tip cores.

Quality specifications are set forth in Attachment C to this Agreement. Attachment C may be amended from time-to-time upon the prior written approval of both Parties, which approval will not be unreasonably withheld or delayed, to reflect changes in applicable industry standards during the term of this Agreement.

If Newsprint delivered to Purchaser by SP does not comply with the quality specifications set forth on Attachment C, Purchaser will notify SP in writing (or by telephone or email if promptly confirmed in writing by Purchaser) promptly upon Purchaser’s knowledge of such non-compliance, including providing SP with reasonably specific detail of the items and reasons for such non-compliance. Upon SP’s receipt of such notice of non-compliance, (i) SP will use commercially reasonable efforts to remedy such non-compliance (and, upon SP’s reasonable request, Purchaser will use commercially reasonable efforts to assist SP in its attempt to remedy such non-compliance provided that Purchaser shall not be required to assist with or accept any remedy that is inconsistent with Purchaser’s past practices) , and/or (ii) SP may, at its sole expense and within thirty (30) days of SP’s receipt of such notice, supply Purchaser with Newsprint from an alternate SP Facility that complies with the quality specifications set forth on Attachment C. If SP remedies such non-compliance as to quality and quantity of Newsprint within such thirty (30) day period, there will be no adjustment to Purchaser’s Annual Tonnage Commitment.

If SP is unable to provide Newsprint in the required quantities that complies with the quality specifications set forth on Attachment C within such thirty (30) day period, Purchaser may elect, upon ninety (90) days prior written notice to SP, to reduce its Annual Tonnage Commitment:

(i) for the remainder of the term of this Agreement (or such lesser period as Purchaser may elect) by an amount, calculated on an ongoing basis, equal to the Tonnage Reduction Amount; provided, however, if SP cures such non-conformance as to quality and quantity within such ninety (90) day period, Purchaser will promptly resume its Annual Tonnage Commitment for the then-current year (except to the extent of any applicable Surplus Amount during such then-current year) and in full for the remainder of the term of the Agreement thereafter; and

(ii) for the then-current year by an amount equal to the Surplus Amount, if any.

For clarification, Purchaser will not be responsible for purchasing, and the Annual Tonnage Commitment for the then-current year will be reduced by, the Surplus Amount (if any).

The “Tonnage Reduction Amount” means the amount of Newsprint that SP is obligated to provide under this Agreement minus the amount of Newsprint that SP delivers in accordance with the quality specifications set forth on Attachment C.

The “Surplus Amount” means (a) the amount of Newsprint that SP delivers in accordance with the quality specifications set forth on Attachment C during the applicable period, plus (b) the amount of newsprint that Purchaser acquired from other sources for the applicable period (and not for future periods) that SP did not supply Newsprint in accordance with the quality specifications set forth on Attachment C, minus (c) the amount of Newsprint that SP is obligated to provide under this Agreement during the applicable period.

In addition, if (a) Newsprint delivered to Purchaser by SP does not comply with the quality specifications set forth on Attachment C and SP does not cure such failure as to quality and quantity within the ninety (90) day period set forth above two (2) or more times during any twelve (12) month period, and (b) such non-conforming Newsprint equals at least ten thousand (10,000) tons, then, Purchaser may elect, within sixty (60) days of the occurrence of the second (or more) such failure to conform, to terminate this Agreement upon sixty (60) days prior written notice to SP. For example, if there are five occurrences of such noncompliance that are not cured within the ninety (90) period set forth above and Purchaser has not elected to terminate, Purchaser may still elect to terminate within sixty (60) days of the most recent uncured noncompliance if the last two occurrences (i.e., the fourth and fifth occurrences) were within the preceding twelve (12) month period. The foregoing termination right is not an exclusive remedy and is in addition to any other rights or remedies Purchaser may have under this Agreement at law or in equity.

7.	INVOICES

Invoices shall be based on the gross weight of rolls on shipment, including paper, wrappings and plugs.

8.	TERMS OF PAYMENT AND TAXES

Terms of payment shall be net cash no later than the last day of the month for Newsprint delivered to Purchaser during the previous month. Interest at the rate of either 6% per annum or the “Base Rate” charged from time to time by Citibank, New York, New York, plus 1%, whichever is greater, shall be paid on all amounts remaining unpaid following the due dates. Any taxes, levies, rates, assessments or duties imposed by any governmental authority, other than taxes measured by SP’s profits, which directly or indirectly apply to the Newsprint, shall be paid by Purchaser.

9.	CLAIMS

No allowance shall be made for Newsprint left on cores or for waste or damage after delivery of the Newsprint to a carrier for shipment to Purchaser, unless such damage is not visible on delivery in which case a claim must be made by Purchaser to SP within fifteen (15) days after the removal of the wrapper. No claim shall be allowed for consequential damage. In case of a claim by Purchaser of any nature with respect to any shipment of the Newsprint pursuant hereto, Purchaser shall notify SP thereof within 15 days after the receipt of such shipment. If Purchaser fails to give such notice, it shall be deemed to have waived such claim.

10.	CONTINGENCIES

In case SP shall be unable or fail at any time to supply or ship any Newsprint covered by this Agreement because of war, terrorist attack, national defense, riot, civil commotion, act of the public enemy, act of God, fire, explosion, accident, strike, lockout, labor disturbances, flood, drought, embargo, or any other delay or contingency resulting from a cause or causes beyond its reasonable control (“force majeure”), SP shall not be liable to Purchaser for any failure to supply such Newsprint in proportion to the extent of such disability nor for any delay due to force majeure; and if Purchaser shall be unable or shall fail at any time to take any of the Newsprint in consequence of force majeure, Purchaser likewise shall not be liable to SP for any such failure in proportion to its disability or for any delay. Notwithstanding the foregoing, Purchaser agrees to accept shipments in transit when any of the above described events occur.

11.	DEFAULT

If Purchaser fails to pay any amount due hereunder or fails to perform any other provisions of this Agreement, SP may, notwithstanding any other provisions of this Agreement, and in addition to any other remedies available to it under applicable law, make deliveries subject to payment upon presentation of sight draft attached to Bill of Lading or refuse to furnish any additional Newsprint hereunder to Purchaser and declare the obligations of Purchaser hereunder due forthwith, but Purchaser shall remain liable to SP for all loss and damage sustained by reason of such failure.

12.	NOTICES

Except as otherwise expressly set forth in this Agreement, all notices given hereunder shall be in writing and shall be delivered in hard copy using one of the following methods and shall be deemed delivered upon receipt: (i) by hand, (ii) by an express courier with a reliable system for tracking delivery, or (iii) by registered or certified mail, return receipt requested, postage prepaid. Unless otherwise notified by a Party to the other Party in the manner specified above, the foregoing notices shall be delivered as follows:

If to SP:

SP Newsprint Co.

Vice President of Marketing

245 Peachtree Center Avenue

Atlanta, Georgia 30303

with a copy to:

SP Newsprint Co.

Vice President of Operations

245 Peachtree Center Avenue

Atlanta, Georgia 30303

If to Purchaser:

Media General Operations, Inc.

c/o Media General, Inc.

333 East Franklin Street

Richmond, VA 23219

Attention: Treasurer

with a copy to:

Media General Operations, Inc.

c/o Media General, Inc.

333 East Franklin Street

Richmond, VA 23219

Attention: General Counsel

13.	ASSIGNMENT

Except as otherwise set forth below in this Section 13, this Agreement may not be assigned by either Party without the written consent of the other Party and any such attempted assignment will be void. This Agreement may be assigned by a Party, without the consent of the other Party, upon written notice to other Party (i) in connection with a Change in Control of a Party, (ii) in the case of Purchaser, to an Affiliate; provided, however, such assignment will not relieve Purchaser of its obligations hereunder, or (iii) in the case of SP, by SP to one or more lenders as security for indebtedness for borrowed money.

Additionally, upon the prior written consent of SP (which consent will not be unreasonably withheld or delayed), if Purchaser divests an Affiliate that received, and/or sells a publication or publications that consumed, at least five thousand (5,000) tons of Newsprint under this Agreement from SP during the preceding twelve (12) month period and such divested entity or buyer of divested assets agrees to be bound by terms and conditions substantially similar to the terms and conditions set forth in this Agreement (including, without limitation, agreeing to an annual tonnage commitment for the remainder of the term of this Agreement), then, Purchaser may assign its rights and delegate its obligations to such divested entity or buyer of divested assets. Upon such assignment and delegation (or other assignment and delegation consented to in writing by SP), (i) such divested entity or buyer of divested assets will be included in the definition of “Purchasers” under this Agreement; (ii) the agreement between SP and such divested entity or buyer of divested assets will be included with the definition of “Purchase Contracts” under this Agreement; and (iii) the Annual Tonnage Commitment set forth in Section 2.1 shall be reduced by an amount equal to the annual tonnage commitment that the third party agrees to purchase from SP for such period under this Agreement as the third party agrees to make such annual tonnage commitment, and Purchaser shall be fully released with respect to all obligations relating thereto.

14.	CONTRACT COMPLETE

This Agreement sets forth the entire agreement of the Parties, including all of the terms and conditions of the agreement between the Parties with respect to the sale and purchase of the Newsprint, and supersedes all prior executed and unexecuted versions of this Agreement. This Agreement may not be altered in any respect by either Party, except with the consent of both Parties in writing executed by their respective duly authorized officers; provided, however, prior to a Change in Control of SP, this Agreement may not be altered in any respect by either Party, except with consent of both Parties in writing executed by their respective duly authorized officers and the prior consent of the SP Management Board. This Agreement is the valid and binding Agreement of the Parties and their permitted successors and assigns. The Parties acknowledge that newsprint purchase contracts are frequently treated by the parties thereto and by the newsprint and newspaper industries merely as expressions of intent, and not as binding contractual commitments legally enforceable in accordance with their terms. However, the Parties expressly disclaim and negate such usage of trade or industry practices, and any prior course of dealing between the Parties, or between SP and others, which may have followed such usage of trade, and the Parties explicitly agree and affirm that this Agreement is valid, binding and legally enforceable upon them in accordance with its terms, and that either Party may seek specific performance hereof in a court of appropriate jurisdiction.

15.	CONFIDENTIALITY

15.1	Confidential Information.

From time to time, either Party (the “Disclosing Party”) may disclose or make available to the other Party (the “Receiving Party”), whether orally or in physical form, confidential or proprietary information concerning the Disclosing Party and/or its business, products, services or deliverables from its professional advisors or agents (together, “Confidential Information”) in connection with this Agreement. Each Party agrees that during the term of this Agreement and thereafter (i) it will use Confidential Information belonging to the Disclosing Party solely for the purpose(s) of this Agreement and (ii) it will take all reasonable precautions to ensure that it does not disclose Confidential Information belonging to the Disclosing Party to any third party (other than the Receiving Party’s employees, agents and/or professional advisors on a need-to-know basis who are made aware of the nondisclosure and limited use obligations contained herein) without first obtaining the Disclosing Party’s written consent. The Receiving Party is responsible for any breach of the confidentiality provisions of this Agreement by its employees or agents. Upon request by the Disclosing Party, the Receiving Party will return all copies of any Confidential Information to the Disclosing Party. For Confidential Information that does not constitute “trade secrets” under applicable law, these confidentiality obligations will expire three (3) years after the termination or expiration of this Agreement.

15.2	Exceptions.

For purposes hereof, “Confidential Information” will not include any information that the Receiving Party can establish by written evidence (i) was independently developed by the Receiving Party without use of or reference to any Confidential Information belonging to the Disclosing Party; (ii) was acquired by the Receiving Party from a third party having the legal right to furnish same to the Receiving Party; (iii) was at the time in question (whether at disclosure or thereafter) generally known by or available to the public (through no fault of the Receiving Party); or (iv) was in possession of or known to the Receiving Party prior to the disclosure by the Disclosing Party.

15.3	Governmental Authorities.

These confidentiality obligations will not restrict any disclosure required by order of a court or any government agency, provided that the Receiving Party gives prompt notice to the Disclosing Party of any such order and reasonably cooperates with the Disclosing Party at the Disclosing Party’s request and expense to resist such order or to obtain a protective order.

16.	APPLICABLE LAW

This contract shall be governed by the laws of the State of Georgia, without regard to or application of conflicts of laws rules or principles.

17.	RIGHTS OF THE PARTIES ARE CUMULATIVE

The rights of the Parties hereunder are cumulative and no exercise or enforcement by a Party of any right or remedy hereunder shall preclude the exercise or enforcement by a Party of any other right or remedy hereunder or which a Party is entitled by law or equity to enforce.

18.	1987 AGREEMENT

On the Effective Date, the Parties acknowledge and agree that this Agreement will be in full force and effect and that the 1987 Agreement will terminate; provided, however (i) the annual tonnage commitment set forth in Section 2 of the 1987 Agreement, including any applicable obligation relating to surplus Newsprint set forth in Section 2.2(b) of the 1987 Agreement, will continue to apply through the end of the term of the 1987 Agreement (October 31, 2007), and (ii) the Annual Tonnage Commitment set forth in this Agreement will not be applicable until November 1, 2007.

[signatures on next page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date set forth above.

SP NEWSPRINT CO.

By:	/s/ Joseph R. Gorman
Name:	Joseph R. Gorman
Title:	President

MEDIA GENERAL OPERATIONS, INC.

By:	/s/ John A. Schauss
Name:	John A. Schauss
Title:	Treasurer

Attachment A

SP Newsprint Co.

Methodology To Calculate First Quartile Weighted Average

All Numbers Hypothetical - Listing of Purchaser Contracts Sorted by Price

	Metric Tons			First Quartile			Second Quartile			Third Quartile			Fourth Quartile
Contracts		Price	Total	Tons	Price	Total	Tons	Price	Total	Tons	Price	Total	Tons	Price	Total
1	8,000	$715.00	$5,720,000	8,000	$715.00	5,720,000	—		—
2	2,500	$720.00	$1,800,000	2,000	$720.00	1,440,000	500	$720.00	360,000
3	900	$720.00	$648,000				900	$720.00	648,000
4	2,700	$720.00	$1,944,000				2,700	$720.00	1,944,000
5	750	$720.00	$540,000				750	$720.00	540,000
6	11,500	$722.00	$8,303,000				5,150	$722.00	3,718,300	6,350	$722.00	4,584,700
7	1,500	$722.00	$1,083,000							1,500	$722.00	1,083,000
8	7,900	$720.00	$5,688,000							2,150	$720.00	1,548,000	5,750	$720.00	4,140,000
9	300	$725.00	$217,500										300	$725.00	217,500
10	200	$725.00	$145,000										200	$725.00	145,000
11	200	$730.00	$146,000										200	$730.00	146,000
12	100	$730.00	$73,000										100	$730.00	73,000
13	250	$730.00	$182,500										250	$730.00	182,500
14	800	$730.00	$584,000										800	$730.00	584,000
15	200	$730.00	$146,000										200	$730.00	146,000
16	800	$730.00	$584,000										800	$730.00	584,000
17	400	$730.00	$292,000										400	$730.00	292,000
18	1,000	$730.00	$730,000										1,000	$730.00	730,000

	40,000	$720.65	$28,826,000	10,000	$716.00	7,160,000	10,000	$721.03	7,210,300	10,000	$721.57	7,215,700	10,000	$724.00	7,240,000

	Quartile	Wgt. Avg of Quartile
1st Quartile	10,000	$716.00
2nd Quartile	10,000	$721.03
3rd Quartile	10,000	$721.57
4th Quartile	10,000	$724.00

Total	40,000	$720.65

Purchaser price is equal to lowest quartile weighted average or in this example $716.00.

Attachment B

Methodology To Calculate Freight Allowance

Freight Allowances to be Revised Quarterly

All Numbers Hypothetical

All values calculated per short ton in this example		Dublin Mill		Newberg Mill
Step 1. Determine the then-current quarter average freight for all shipments excluding those with Purchase Contracts separately for each SP Facility. This will be the baseline that cannot be exceeded to qualify for freight allowance.			$35		$50

Step 2. Determine the Purchaser’s all-in average freight rate for each Purchaser shipping destination for the then-current quarter.	Purchaser A Location 1 Location 2	$ $	20 35	$ $	55 35

	Purchaser B Location 1 Location 2	$ $	15 49	$ $	15 60

	Purchaser C Location 1 Location 2	$ $	25 25		NA NA

Step 3. Determine the Freight Allowance for subsequent quarter based on the difference between the baseline freight rate calculated in step 1 and the all-in average freight rate calculated in step 2 (i.e., the value of step 1 less the value step 2) if greater than zero. If not greater than zero, no Freight Allowance is available for the subsequent quarter for such SP Facility/Purchaser shipping destination combination.

The Freight Allowance will be provided by SP for each ton shipped to a qualifying Purchaser destination during the calendar quarter in a manner mutually agreeable by the parties (e.g., a credit or applied to each invoice).

If a Purchaser shipping location’s all-in freight costs exceed the baseline for the then-current quarter, no allowance will be allowed for such location in the subsequent quarter. However, if the Purchaser shipping location’s all-in freight costs drop below the baseline in a future quarter, the location will become eligible for a Freight Allowance for shipments made during the subsequent quarter.

	Purchaser A Location 1 Location 2	$ $	15 0	$ $	0 15
	Purchaser B Location 1 Location 2	$ $	20 0	$ $	35 0
	Purchaser C Location 1 Location 2	$ $	10 10		NA NA

Attachment C

Quality Specifications

[See Schedules C-1 through C-6 attached to this Attachment C]

The quality specifications set forth in Schedules C-1 through C-6 reflect industry standard specifications as of the Execution Date for the basis weights set forth in such Schedules. As industry standard quality specifications change during the term of this Agreement, Schedules C-1 through C-6 may be amended from time-to-time upon the prior written approval of both Parties, which approval will not be unreasonably withheld or delayed, to reflect such changes.

Schedule C-1

Dublin Mill – 26.43 STANDARD (43 g/m2) Quality Specifications

PHYSICAL AND OPTICAL CHARACTERISTIC SPECIFICATIONS

FOR NEWSPRINT

Tests @ 48%-52% Relative Humidity and 71o- 76oF

(Based on Reel Averages – Not Single Position Tests)

Newsprint will be deemed to conform to the quality specifications set forth below if such Newsprint is delivered to Purchaser within the following limits and ranges:

	MIN REJECT LIMIT	TARGET (Reel Avg.)		MAX REJECT LIMIT
Basis Weight (lbs/3000 ft2)	25.9	26.43 (43 g/m	2)	26.9

Moisture (%)	6.50	8.70		9.50

Brightness Top – % (ISO Standard)	56.0	57.0		59.0

Color (L*) Color (a*) Color (b*)	N/A -1.0 2.5	83.5 -.50 3.4		N/A 0.01 3.9

Opacity – Top (%)	92.0	93.5		N/A

Core Type:	Customer specified type
Roll Width:	+/- 1/16”
Roll Diameter:	+1/4” -3/4”
Splices:	Limit 2 per roll No splices within 1” of top of roll (2” roll diameter)

In addition, with respect to the following items, Newsprint will be deemed to conform to the quality specifications set forth below if such Newsprint is delivered to Purchaser consistent in all material respects with the industry standards applicable to the following items:

Bar Codes:	Printed clearly, no smudges or scratches (TAPPI, IFRA or other)
Wrapped Rolls:	Roll packages are clean and intact
Roll labels are clean and legible
Label stencils are readable by scanners
Other:	Loaded per safety and customer requirements
Appropriate dunnage utilized
Seals applied to secure closed doors
Correct bill of lading issued
Customer Paper Test Analysis provided, if required by customer

Schedule C-2

Dublin Mill – 27.66 STANDARD (45 g/m2) Quality Specifications

PHYSICAL AND OPTICAL CHARACTERISTIC SPECIFICATIONS

FOR NEWSPRINT

Tests @ 48%-52% Relative Humidity and 71o- 76oF

(Based on Reel Averages – Not Single Position Tests)

Newsprint will be deemed to conform to the quality specifications set forth below if such Newsprint is delivered to Purchaser within the following limits and ranges:

	MIN REJECT LIMIT	TARGET (Reel Avg.)	MAX REJECT LIMIT
Basis Weight (lbs/3000 ft2)	27.1	27.66 (45 g/m2)	28.1

Moisture (%)	6.50	8.70	9.50

Brightness Top – % (ISO Standard)	56.0	57.5	59.0

Color (L*) Color (a*) Color (b*)	N/A -1.0 2.5	83.5 -.50 3.4	N/A 0.01 3.9

Opacity – Top (%)	92.4	93.9	N/A

Core Type:	Customer specified type
Roll Width:	+/- 1/16”
Roll Diameter:	+1/4” -3/4”
Splices:	Limit 2 per roll
No splices within 1” of top of roll (2” roll diameter)

In addition, with respect to the following items, Newsprint will be deemed to conform to the quality specifications set forth below if such Newsprint is delivered to Purchaser consistent in all material respects with the industry standards applicable to the following items:

Bar Codes:	Printed clearly, no smudges or scratches (TAPPI, IFRA or other)
Wrapped Rolls:	Roll packages are clean and intact
Roll labels are clean and legible
Label stencils are readable by scanners
Other:	Loaded per safety and customer requirements
Appropriate dunnage utilized
Seals applied to secure closed doors
Correct bill of lading issued
Customer Paper Test Analysis provided, if required by customer

Schedule C-3

Dublin Mill – 30 STANDARD (48.8 g/m2) Quality Specifications

PHYSICAL AND OPTICAL CHARACTERISTIC SPECIFICATIONS

FOR NEWSPRINT

Tests @ 48%-52% Relative Humidity and 71o- 76oF

(Based on Reel Averages – Not Single Position Tests)

Newsprint will be deemed to conform to the quality specifications set forth below if such Newsprint is delivered to Purchaser within the following limits and ranges:

	MIN REJECT LIMIT	TARGET (Reel Avg.)	MAX REJECT LIMIT
Basis Weight (lbs/3000 ft2)	29.5	30.0 (48.8 g/m2)	30.5

Moisture (%)	6.50	8.70	9.50

Brightness Top – % (ISO Standard)	56.0	57.5	59.0

Color (L*) Color (a*) Color (b*)	N/A -1.0 2.5	83.5 -.50 3.4	N/A 0.01 3.9

Opacity – Top (%)	93.7	94.7	N/A

Core Type:	Customer specified type
Roll Width:	+/- 1/16”
Roll Diameter:	+1/4” -3/4”
Splices:	Limit 2 per roll
No splices within 1” of top of roll (2” roll diameter)

In addition, with respect to the following items, Newsprint will be deemed to conform to the quality specifications set forth below if such Newsprint is delivered to Purchaser consistent in all material respects with the industry standards applicable to the following items:

Bar Codes:	Printed clearly, no smudges or scratches (TAPPI, IFRA or other)
Wrapped Rolls:	Roll packages are clean and intact
Roll labels are clean and legible
Label stencils are readable by scanners
Other:	Loaded per safety and customer requirements
Appropriate dunnage utilized
Seals applied to secure closed doors
Correct bill of lading issued
Customer Paper Test Analysis provided, if required by customer

Schedule C-4

Newberg Mill – 26.4# STANDARD (43 g/m2 ) Quality Specifications

PHYSICAL AND OPTICAL CHARACTERISTIC SPECIFICATIONS

FOR NEWSPRINT

Tests @ 48%-52% Relative Humidity and 71o- 76oF

(Based on Reel Averages – Not Single Position Tests)

Newsprint will be deemed to conform to the quality specifications set forth below if such Newsprint is delivered to Purchaser within the following limits and ranges:

	MIN REJECT LIMIT	TARGET (Reel Avg.)	MAX REJECT LIMIT
Basis Weight (lbs/3000 ft2)	25.2	26.4 (43 g/m2)	27.6

Moisture (%)	6.5	9.2	10.0

Brightness Top – % (ISO Standard)	55.8	57.0	N/A

Color (a*) Color (b*)	-0.5 2.2	0.0 3.2	0.5 4.2

Opacity – Top (%)	92.0	93.5	N/A

Core Type:	Customer specified type
Roll Width:	+/- 1/16”
Roll Diameter:	+1/4” -3/4”
Splices:	Limit 2 per roll
No splices within 1” of top of roll (2” roll diameter)

In addition, with respect to the following items, Newsprint will be deemed to conform to the quality specifications set forth below if such Newsprint is delivered to Purchaser consistent in all material respects with the industry standards applicable to the following items:

Bar Codes:	Printed clearly, no smudges or scratches (TAPPI, IFRA or other)
Wrapped Rolls:	Roll packages are clean and intact
Roll labels are clean and legible
Label stencils are readable by scanners
Other:	Loaded per safety and customer requirements
Appropriate dunnage utilized
Seals applied to secure closed doors
Correct bill of lading issued
Customer Paper Test Analysis provided, if required by customer

Schedule C-5

Newberg Mill – 27.66# STANDARD (45 g/m2 ) Quality Specifications

PHYSICAL AND OPTICAL CHARACTERISTIC SPECIFICATIONS

FOR NEWSPRINT

Tests @ 48%-52% Relative Humidity and 71o- 76oF

(Based on Reel Averages – Not Single Position Tests)

Newsprint will be deemed to conform to the quality specifications set forth below if such Newsprint is delivered to Purchaser within the following limits and ranges:

	MIN REJECT LIMIT	TARGET (Reel Avg.)	MAX REJECT LIMIT
Basis Weight (lbs/3000 ft2)	26.5	27.66 (45 g/m2)	29.0

Moisture (%)	6.5	9.2	10.0

Brightness Top – % (ISO Standard)	55.8	57.0	N/A

Color (a*) Color (b*)	-0.5 2.2	0.0 3.2	0.5 4.2

Opacity – Top (%)	92.3	94.5	N/A

Core Type:	Customer specified type
Roll Width:	+/- 1/16”
Roll Diameter:	+1/4” -3/4”
Splices:	Limit 2 per roll
No splices within 1” of top of roll (2” roll diameter)

In addition, with respect to the following items, Newsprint will be deemed to conform with the quality specifications set forth below if such Newsprint is delivered to Purchaser consistent in all material respects with the industry standards applicable to the following items:

Bar Codes:	Printed clearly, no smudges or scratches (TAPPI, IFRA or other)
Wrapped Rolls:	Roll packages are clean and intact
Roll labels are clean and legible
Label stencils are readable by scanners
Other:	Loaded per safety and customer requirements
Appropriate dunnage utilized
Seals applied to secure closed doors
Correct bill of lading issued
Customer Paper Test Analysis provided, if required by customer

Schedule C-6

Newberg Mill – 30# STANDARD (48.8 g/m2 ) Quality Specifications

PHYSICAL AND OPTICAL CHARACTERISTIC SPECIFICATIONS

FOR NEWSPRINT

Tests @ 48%-52% Relative Humidity and 71o- 76oF

(Based on Reel Averages – Not Single Position Tests)

Newsprint will be deemed to conform to the quality specifications set forth below if such Newsprint is delivered to Purchaser within the following limits and ranges:

	MIN REJECT LIMIT	TARGET (Reel Avg.)	MAX REJECT LIMIT
Basis Weight (lbs/3000 ft2)	29.0	30.0 (48.8 g/m2)	31.0

Moisture (%)	6.5	9.2	10.0

Brightness Top – % (ISO Standard)	55.8	57.0	N/A

Color (a*) Color (b*)	-0.5 2.2	0.0 3.2	0.5 4.2

Opacity – Top (%)	92.9	94.5	N/A

Core Type:	Customer specified type
Roll Width:	+/- 1/16”
Roll Diameter:	+1/4” -3/4”
Splices:	Limit 2 per roll
No splices within 1” of top of roll (2” roll diameter)

In addition, with respect to the following items, Newsprint will be deemed to conform to the quality specifications set forth below if such Newsprint is delivered to Purchaser consistent in all material respects with the industry standards applicable to the following items:

Bar Codes:	Printed clearly, no smudges or scratches (TAPPI, IFRA or other)
Wrapped Rolls:	Roll packages are clean and intact
Roll labels are clean and legible
Label stencils are readable by scanners
Other:	Loaded per safety and customer requirements
Appropriate dunnage utilized
Seals applied to secure closed doors
Correct bill of lading issued
Customer Paper Test Analysis provided, if required by customer